AMENDMENT NO. 2 TO
      THE STANDARD TERMS AND CONDITIONS OF TRUST, DATED AS OF MARCH 1, 1999 AND EFFECTIVE AS OF MARCH, 4, 1999 AND AS AMENDED ON APRIL 17, 2001,

                                 BY AND BETWEEN

              NASDAQ FINANCIAL PRODUCTS SERVICES, INC., AS SPONSOR,

                                       AND

                        THE BANK OF NEW YORK, AS TRUSTEE

                        TO THE NASDAQ-100 TRUST, SERIES 1

                  This Amendment No. 2 to the Standard Terms and Conditions of the Trust, dated as of February 4, 2004 (the "Amendment No. 2"), by and between Nasdaq Financial Products Services, Inc., as sponsor (in such capacity, the "Sponsor") and The Bank of New York, as trustee (in such capacity, the "Trustee") amends the Standard Terms and Conditions of Trust, dated as of March 1, 1999 and effective as of March 4, 1999, and as amended on April 17, 2001 (collectively, the "Standard Terms"), by and between the Sponsor and the Trustee of the Nasdaq-100 Trust, Series 1 and any subsequent and similar series of the Nasdaq-100 Trust (the "Trust"). Defined terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Standard Terms.

     WITNESSETH THAT:

     WHEREAS, the parties hereto have entered into the Standard Terms to create the Trust; and

     WHEREAS, the parties hereto desire to amend the Standard Terms as more fully set forth below;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. The definition in Article I of the Standard Terms of the term "Business Day" shall be deleted in its entirety and shall be replaced with the following definition, which shall read as follows:

     "'Business Day' any day that Nasdaq is open for business, or that the Trust is open for business as required by Section 22(e) of the Investment Company Act of 1940, as amended."

2. Pursuant to Section 10.01 of the Standard Terms, the parties hereby agree that paragraph (1) of this Amendment No. 2 is made in compliance with the provisions of Section 10.01(a) thereof and that the parties hereto have determined in good faith that the change contained in this Amendment No. 2 will not adversely affect the interests of Beneficial Owners.

3. Pursuant to Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of the terms of this Amendment No. 2 for transmittal by each such DTC Participant to the Beneficial Owners of the Trust.

4. Except as amended hereby, the Standard Terms now in effect are in all respects ratified and confirmed hereby, and this Amendment No. 2 and all of its provisions shall be deemed to be a part of the Standard Terms.

5. This Amendment No. 2 may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

6. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York without regard to its principles of conflicts of laws.

                [Remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date hereof.

                                       NASDAQ FINANCIAL PRODUCTS SERVICES, INC.
                                       as Sponsor

                                             By: /s/ John L. Jacobs
                                                 ---------------------------
                                                 Name: John L. Jacobs
                                                 Title:  Chief Executive Officer

                                       THE BANK OF NEW YORK
                                       as Trustee

                                             By: /s/ Thomas J. Centrone
                                                 ---------------------------
                                                 Name: Thomas J. Centrone
                                                 Title:  Vice President